EXHIBIT 11.1

                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                        STATEMENT RE: EARNINGS PER SHARE




                                                                           PERIOD FROM
                                                                            INCEPTION
                                                                       (MARCH 7, 1995) TO       YEAR ENDED
                                                                        DECEMBER 31, 1995   DECEMBER 31, 1996
                                                                        -----------------   -----------------
Net loss                                                                   $(2,261,434)         $(7,510,139)
                                                                           ===========          ===========
Weighted average common shares outstanding                                   4,800,000            4,800,000
Common stock equivalents issued within twelve months of initial public
  offering                                                                   2,921,838            2,921,838
Pro forma conversion of amounts due to related parties                         700,000              700,000
                                                                               -------              -------
Weighted average number of common and common equivalent shares
  outstanding                                                                8,421,838            8,421,838
                                                                             =========            =========
Pro forma net loss per share                                               $     (0.27)         $     (0.89)
                                                                           ===========          ===========



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Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83,
stock, stock options and stock warrants issued at prices below the initial public offering price during the 12-month period immediately preceding the initial filing date of the Company's Registration Statement of its initial public offering have been included as outstanding for all periods presented. The dilutive effect of the common stock equivalents was computed in accordance with the treasury-stock method.